Exhibit 4.7
ENDRA, INC.
SENIOR PROMISSORY NOTE

$____________ (“Principal Amount”)	Dated: ___________ (“Issuance Date”)

FOR VALUE RECEIVED, Endra, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of the ____________________ (“Holder”), or his registered assigns, the aggregate principal amount of ___________________ (US $____________) together with interest thereon calculated from the Issuance Date (“Interest Commencement Date”) in accordance with the provisions of this Senior Promissory Note (as amended, modified and supplemented from time to time, this “Note”).
Unless otherwise stated herein, certain capitalized terms set forth in this Note are defined in Section 8 hereof.
1. Payment of Interest. Interest shall accrue on the unpaid principal amount of this Note at a rate equal to ten percent (10%) per annum (the “Interest Rate”) beginning on the Interest Commencement Date. Following any Event of Default, interest on this Note shall accrue, to the extent permitted by law, at a rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable law retroactive to the Issuance Date. Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year.
2. Maturity Date. The entire principal amount of this Note and all accrued but unpaid interest thereon shall be due and payable in full in cash or other immediately available funds on earlier of: (i) October 8, 2013; or (ii) the acceleration of the maturity of this Note by the Holder upon the occurrence and during the continuance of an Event of Default, as defined in Section 7 below (such earlier date, the “Maturity Date”). Any overdue principal and overdue interest together with any interest thereon, shall be due and payable upon demand.
3. Prepayment. The Company may prepay this Note in full or in part, provided that the Company shall give the Holders at least five (5) Business Days’ prior written notice of such repayment to the Holders; and provided, further, that any and all such prepayments shall be at a price equal to the sum of: (A) the portion of the outstanding principal amount of the Note being prepaid; and (B) all accrued and unpaid interest on such principal amount as of the date of such prepayment.
4. Seniority; Additional Issuances of Debt and Equity. Except for those amounts due under the terms of like notes issued on the date hereof in the total principal amount of $115,000, which notes shall rank pari passu with the Notes (the “Existing Indebtedness”), no indebtedness of the Company shall rank senior to, or pari passu with, this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Other than the Existing Indebtedness, indebtedness permitted pursuant to Section 4(b), and any renewal, refinancing or replacement thereof that does not exceed the aggregate amount of the Existing Indebtedness and the borrowing availability under the related credit or loan agreements on the date hereof, the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, that is senior or pari passu in any respect to the Company’s obligations under this Note, other than indebtedness secured by purchase money security interests (which will be senior only as to the underlying assets covered thereby), indebtedness under capital lease obligations (which will be senior only as to the assets covered thereby) and indebtedness of the types described in Section 4(b) (collectively, “Permitted Indebtedness”); and the Company will not, and will not permit any Subsidiary to, directly or indirectly, incur any Lien on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, except to secure any Permitted Indebtedness of the Company or its Subsidiaries.

(a) Notwithstanding anything to the contrary herein, the Company and its Subsidiaries shall be permitted to, without the consent of the Holders (i) incur additional indebtedness, provided that such additional indebtedness is either subordinate to the Existing Indebtedness and the Note, and/or (ii) enter into a commercial bank loan up to a maximum of $100,000, and/or an accounts receivable line (up to a maximum of $100,000), on commercially reasonable terms.
5. Method of Payments; Transfer and Replacement.
(a) Payment. So long as the Holder or any of its nominees shall be the holder of this Note, and notwithstanding anything contained elsewhere in this Note to the contrary, the Company will pay all sums for principal, interest, or otherwise becoming due on this Note held by such Holder or such nominee not later than 5:00 p.m. Pacific time, on the date such payment is due, in immediately available funds, in accordance with the payment instructions that the Holder may designate in writing, without the presentation or surrender of such Note or the making of any notation thereon. Any payment made after 5:00 p.m. Pacific time, on a Business Day will be deemed made on the next following Business Day. If the due date of any payment in respect of this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension. All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim. The Company will afford the benefits of this Section to the Holder and to each other Person to which this Note is validly transferred in accordance with Section 5(b).
(b) Transfer and Exchange. Upon surrender of this Note for registration of transfer or for exchange to the Company at its principal office, the Company at its sole expense will execute and deliver in exchange therefor a new Note as requested by the Holder or transferee, which aggregate principal amount is equal the unpaid principal amount of such Note, registered as such Holder or transferee may request, dated so that there will be no loss of interest on the Note and otherwise of like tenor; provided that any portion of this Note may not be transferred by a Holder to any Person without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed). The issuance of a new Note shall be made without charge to the Holder(s) of the surrendered Note for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance, provided that each Holder of this Note shall pay any transfer taxes associated therewith. The Company shall be entitled to regard the registered holder of this Note as the holder of the Note so registered for all purposes until the Company or its agent, as applicable, is required to record a transfer of this Note on its register.

(c) Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, upon receipt of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon the surrender and cancellation of such Note, the Company, at its expense, will execute and deliver, in lieu thereof, a new Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Note.
6. Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Holder:
(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company, if any, are set forth on Schedule 6(a) (the “Subsidiaries”). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable.
(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Note, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Note (any of (i), (ii) or (iii), a “Material Adverse Effect”), and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Note, and otherwise to carry out its obligations hereunder. The execution and delivery of this Note by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith other than in connection with the Required Approvals. This Note has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Note and the consummation by it of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.
(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Note (collectively, the “Required Approvals”).
(f) Capitalization. The capitalization of the Company is as set forth on Schedule 6(f), and is a true and accurate representation of the capitalization of the Company as of the Issuance Date, and includes, by way of example and not by limitation, any and all capital stock held by PureTech Ventures, LLC, a Delaware limited liability corporation (“PureTech”) and Enlight Bioscience, LLC, a Delaware limited liability company (“Enlight”). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Note or the Transaction Documents. Except as set forth on Schedule 6(f) hereto, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person, including by way of example and not by limitation, PureTech and Enlight, any right to subscribe for or acquire any capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock of the Company or Common Stock Equivalents. The execution of this Note, the Subordination Agreement and the Transaction Documents will not obligate the Company to issue shares of capital stock of the Company or other securities to any Person, including by way of example and not by limitation, PureTech and Enlight, and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(g) Restricted Payments. The Company will not (i) declare or pay any dividends on, or make any other distribution or payment on account of, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any equity interests of any class of the Company or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, property or in obligations of the Company or any of its Subsidiaries, (ii) other than in respect to accounts payable in the ordinary course of business, payments and prepayments of Permitted Indebtedness, and/or listed on Schedule 6(i), make any payments of principal of or interest on, or retire, redeem, purchase or otherwise acquire any indebtedness other than this Note, or (iii) other than to incur Permitted Indebtedness, enter into a loan agreement of any kind, without receiving the prior written consent of the Holders.
(h) Financial Statements. Attached as Schedule 6(h) is a copy of the latest balance sheet of the Company, and income statement and statement of cash flows for the year ended December 31, 2012 (collectively, the “Financial Statements”). The Financial Statements of the Company have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto or (ii) in the case of interim Financial Statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
(i) Liabilities. Except as set forth in the Financial Statements and listed on Schedule 6(i) hereto, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2013, (ii) non-material obligations under contracts and non-material commitments incurred in the ordinary course of business, (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements.
(j) Use of Proceeds. The Company shall use the proceeds of the issuance of the Notes only as set forth on Schedule 6(j) and not to redeem or make any payment on account of any securities or Existing Indebtedness of the Company, nor any other purpose that is not specifically set forth on Schedule 6(j) hereto.

(k) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the actual knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Note, the Subordination Agreement or the Transaction Documents, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.
(l) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer of the Company or any Subsidiary is owed any moneys by the Company or any of its Subsidiaries, or is now or is expected to be in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(m) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.
(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.
(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights as necessary or required for use in connection with their respective businesses as listed on Schedule 6(p), and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the Issuance Date. Neither the Company nor any Subsidiary has received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Principal Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
(r) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

7. Events of Default. If any of the following events takes place before the Maturity Date (each, an “Event of Default”), the Holder at its option may declare all principal and accrued and unpaid interest thereon and all other amounts payable under this Note immediately due and payable; provided, however, that this Note shall automatically become due and payable without any declaration in the case of an Event of Default specified in clause (c) or (e), below:
(a) the Company fails to make payment of any amount when due under this Note (a “Payment Default”);
(b) a receiver, liquidator or trustee of the Company or any substantial part of the Company’s assets or properties is appointed by a court order;
(c) the Company is adjudicated bankrupt or insolvent;
(d) any of the Company’s property is sequestered by or in consequence of a court order and such order remains in effect for more than thirty (30) days;
(e) the Company files a petition in voluntary bankruptcy or requests reorganization under any provision of any bankruptcy, reorganization or insolvency law or consents to the filing of any petition against it under such law;
(f) any petition against the Company is filed (and not dismissed or withdrawn within 60 days) under bankruptcy, receivership or insolvency law;
(g) the Company makes a formal or informal general assignment for the benefit of its creditors, or admits in writing its inability to pay debts generally when they become due, or consents to the appointment of a receiver or liquidator of the Company or of all or any part of its property;
(h) an attachment or execution is levied against any substantial part of the Company’s assets that is not released within thirty (30) days;
(i) the Company dissolves, liquidates or ceases business activity, or transfers any major portion of its assets other than in the ordinary course of business;
(j) the Company breaches any covenant or agreement on its part contained in this Note, and such breach is not waived or cured within thirty (30) days of receipt by the Company of notice of such breach;

(k) any material inaccuracy or untruthfulness of any representation or warranty of the Company set forth in this Note and/or the Subordination Agreement;
(l) the Company shall default in any of its obligations under any mortgage, credit agreement or other facility or financing instrument that involves an obligation of the Company of greater than $25,000 whether such indebtedness now exists or shall hereafter be created; or
(m) the Company has entered against it any monetary judgment, writ or similar final process for an amount greater than $25,000.
8. Definitions.
“Business Day” (whether or not capitalized) means any day banking transactions can be conducted in the State of California, and does not include any day that is a federal or state holiday in such State.
“Common Stock” means the common stock of the Company, par value $0.001 per share, any other class of securities into which such securities may hereafter be reclassified or changed.
“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire, at any time, Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is, at any time, convertible into or exercisable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Disclosure Schedules” means any schedule referenced in Section 6 herein.
“Lien(s)” mean a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
“Noteholder” with respect to any Note, means at any time each Person then the record owner hereof and “Noteholders” means all of such Noteholders collectively.
“Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.
“Proceeding” means any action, claim, suit, investigation or proceeding (including, without limitation, an information investigation or partial proceeding, such as a deposition), whether commenced or threatened in which the Company has knowledge.
“Subordination Agreement” refers to the Subordination Agreement entered into by the Company and certain creditors of the Company concurrently with the execution of this Note.

“Transaction Documents” refers to the Securities Purchase Agreement, Consulting Agreement and associated Warrant, Irrevocable Proxy, and Release of Claims and Indemnity Agreement by an between the Holders, PureTech and Enlight, each dated as of the date hereof.
9. Board Representation. Upon execution of this Note, the Board of Directors of the Company shall consist of one member, Mr. Alex Tokman (the “Incumbent Director”), and the Incumbent Director shall execute a unanimous written consent appointing two designees selected by the Holders to the Board of Directors to serve for a term of one year or until their successors are elected and approved (the “Holder Designees”). The Company shall use its best efforts to ensure that the Holder Designees continue to be elected to the Board of Directors for so long as the Holder of the Note, together with the holders of like senior promissory notes issued on the date hereof, owns at least fifty percent (50%) of the Company’s outstanding Common Stock.
10. Reporting of Financial Statements and Business Summaries. For so long as the Holder of the Note, together with the holders of like senior promissory notes issued on the date hereof, owns at least fifty percent (50%) of the Company’s outstanding Common Stock, the Company shall provide the Holder with unaudited financial statements reflecting the Company’s financial condition and results of operations, including, without limitation, quarterly and annual financial statements, as well as periodic business summaries made available by the Company.
11. Expenses of Enforcement, etc. The Company agrees to pay all reasonable fees and expenses incurred by the Holder in connection with any amendments, modifications, waivers, extensions, renewals, renegotiations or “workouts” of the provisions hereof or incurred by the Holder in connection with the enforcement or protection of its rights in connection with this Note, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Holder. The Company shall indemnify the Holder against, and hold the Holder and each such person and/or entity harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Holder or any such person and/or entity arising out of, in any way connected with, or as a result of (i) the consummation of the loan evidenced by this Note and the use of the proceeds thereof or (ii) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Holder or any such person and/or entity is a party thereto other than any loss, claim, damage, liability or related expense incurred or asserted against the Holder or any such person on account of the Holder’s or such person’s gross negligence or willful misconduct. Notwithstanding the foregoing, with respect to the indemnification obligations of the Company hereunder, (a) the Company’s aggregate liability under this Note to the Holder shall not exceed the aggregate Principal Amount of this Note and all accrued and unpaid interest thereon and (b) indemnified liabilities shall not include any liability of any indemnitee arising out of such indemnitee’s gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities that is permissible under applicable law.
12. Subordination Agreement. In order to secure the priority of payment of the principal and interest and all other obligations of the Company under the terms of this Note now or hereafter owed by the Company to the Holder hereof (the “Obligations”), the Company shall execute and deliver to the Holder the Subordination Agreement, pursuant to which the Company will, subject to the terms and conditions set forth in the Subordination Agreement, grant to the Holder (or its designee) a priority position over the repayment of any other indebtedness to any other persons, and such persons shall agree to subordinate their right to payment of such indebtedness to the right of the Holder of this Note. The Subordination Agreement shall terminate and be of no further force and effect if and when all the Obligations have been fully and indefeasibly paid in full.

13. Amendment and Waiver. The provisions of this Note may not be modified, amended or waived, and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of the Holder.
14. Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.
15. Remedies Not Waived. No course of dealing between the Company and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right of the Holder.
16. Assignments. The Company shall not assign or delegate this Note or any of its liabilities or obligations hereunder.
17. Headings. The headings of the sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.
18. Severability. If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
19. Cancellation. After all principal, premiums (if any) and accrued interest at any time owed on this Note have been paid in full, this Note will be surrendered to the Company for cancellation and will not be reissued.
20. Place of Payment and Notices. Unless otherwise stated herein, payments of principal and interest are to be delivered to the Holder of this Note at the address provided by the Holder on the signature page attached hereto, or at such other address as such Holder has specified by prior written notice to the Company. No notice shall be deemed to have been delivered until the first Business Day following actual receipt thereof.
21. Waiver of Jury Trial. The Holder and the Company each hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Note and/or the transactions contemplated hereunder.

22. Submission to Jurisdiction. THE PARTIES HERETO EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO. THE PARTIES HERETO EACH AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR FEDERAL COURT THAT SITS IN THE CITY OF SAN DIEGO, COUNTY OF CALIFORNIA, AND ACCORDINGLY, THE PARTIES EACH IRREVOCABLY WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH LITIGATION IN ANY SUCH COURT. Each of the Holder and Company hereby irrevocably waive and agree not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Note and brought in any such court, any claim that the Holder or the Company is not subject personally to the jurisdiction of the above named courts, that Holder’s or the Company’s property, as applicable, is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.
23. GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed and delivered this Secured Promissory Note on the date first written above.
COMPANY:
_______________________________
Name: David Steinberg
Title: Chief Executive Officer
Address:
Endra, Inc.
35 Research Drive, Suite 100
Ann Arbor, MI 48103

[SIGNATURE PAGE TO SENIOR PROMISSORY NOTE]

Schedule 6(a)
Subsidiaries

Schedule 6(f)
Capitalization Table

Schedule 6(i)
Liabilities

Schedule 6(h)
Financial Statements

Schedule 6(j)
Use of Proceeds

Schedule 6(p)
Intellectual Property